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Exhibit 4.5

THIS DOCUMENT CONSTITITES PART OF A PROSPECTUS COVERING SECURITIES
THAT HAVE BEEN REGISTERED UNDER THE SECURITES ACT OF 1933.

THE ASSUMED MUSICLAND
1994 STOCK OPTION PLAN

OF

BEST BUY CO., INC.

THE ASSUMED MUSICLAND
1994 EMPLOYEE STOCK OPTION PLAN
OF BEST BUY CO., INC.

ARTICLE I
General Purpose of Plan; Definitions

    SECTION 1.1.  Name and Purpose.  The name of this plan is the Assumed Musicland 1994 Stock Option Plan of Best Buy Co., Inc. (the "Plan"). The purposes of the Plan are to enable Best Buy Co., Inc. (the "Company") and any Subsidiaries to retain and attract executives and other key employees who contribute to the Company's success by their ability, ingenuity and industry and to give such executives and other key employees a proprietary interest in the Company, thereby enabling them to participate in the long-term success and growth of the Company and aligning their interests with those of the Company's public stockholders. This Plan was originally adopted by Musicland Stores Corporation ("Musicland"), a Delaware corporation. Pursuant to the terms and conditions of an Agreement and Plan of Merger, dated December 6, 2000 (the "Merger Agreement") by and among the Company, Musicland and EN Acquisition Corp., a Delaware corporation ("Merger Sub"), the Merger Sub merged with and into Musicland on January 31, 2001 at 11:59 p.m. (the "Effective Time"). As a result of the merger, Musicland became a wholly-owned subsidiary of the Company. Pursuant to the terms of the Merger Agreement, certain Out of the Money Options (as defined in the Merger Agreement) were assumed by the Company and were converted into options to purchase shares of the Company's common stock at the Effective Time. The Company assumed this Plan to facilitate such assumption and conversion effective as of the Effective Time.

    SECTION 1.2.  Certain Definitions.  For purposes of the Plan, the following terms shall be defined as set forth below:

      (a) "Board of Directors" means the Board of Directors of the Company.

      (b) "Cause" means a felony conviction of a Participant, or the failure of a Participant to contest prosecution for a felony, or a participant's willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company, or, in regard to any Participant who has an operative employment agreement with the Company, as such term is defined in such employment agreement.

      (c) "Code" means the Internal Revenue Code of 1986, as amended.

      (d) "Committee" means the entity administering the Plan as provided in Section 2.1 of the Plan or, if none has been appointed, then the Board of Directors as a whole.

      (e) "Company" means Best Buy Co, Inc., a corporation organized under the laws of the State of Minnesota (or any successor corporation).

      (f)  "Date of Grant" means the date on which the Musicland Board of Directors originally granted the awards outstanding pursuant to this Plan.

      (g) "Disability" means a Participant's physical or mental incapacity resulting from personal injury, disease, illness or other condition, which (i) prevents him or her from performing his or her duties for the Company, as the same is determined in a uniform manner by the Committee after reviewing any medical evidence or requiring any medical examinations which the Committee considers necessary to its determination, and (ii) results in a termination of his or her employment with the Company.

      (h) "Non-Employee Director" means a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) as promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, or any successor rule.

      (i)  "Early Retirement" means a Participant's retirement from active employment with the Company or any Subsidiaries under which the Participant is eligible to draw early retirement benefits from the applicable pension plan of the Company or its Subsidiaries.

      (j)  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      (l)  "Fair Market Value" means the average of the highest and lowest price of a share of Stock on the Date of Grant if the Date of Grant is a trading date, or, if not, on the most recently completed trading date prior to the Date of Grant, as reported on the consolidated tape for New York Stock Exchange listed securities.

      (m) "Incentive Stock Option" or "ISO" means a Stock Option that is designated by the Committee as such and which meets the requirements of Section 422 of the Code, or any successor provision, at the time of grant.

      (n) "Nonqualified Stock Option" or "NQSO" means a Stock Option that is not intended to meet the requirements of Section 422 of the Code at the time of grant and which is governed by Section 83 of the Code.

      (o) "Normal Retirement" means retirement from active employment with the Company or its Subsidiaries on or after the normal retirement date specified in the applicable pension plan of the Company or its Subsidiaries.

      (p) "Outside Director" means a director who (a) is not a current employee of the Company or any member of an affiliated group which includes the Company; (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Company; and (d) does not receive remuneration from the Company, either directly or indirectly, in any capacity other than as a director, except as otherwise permitted under Code Section 162(m) or the regulations promulgated thereunder. For this purpose, remuneration includes any payment in exchange for goods or services. This definition shall be further governed by the provisions of Code Section 162(m) and regulations promulgated thereunder.

      (q) "Participant" means any employee of the Company or any Subsidiaries selected to receive a grant of a Stock Appreciation Right and/or Stock Option hereunder.

      (r) "OUADRO" means a qualified domestic relations order as defined by the Code or Title I of ERISA.

      (s) "Retirement" means both Normal Retirement and Early Retirement.

      (t)  "SEC" means the Securities and Exchange Commission.

      (u) "Stock" means the Common Stock, par value $.01 per share, of Musicland Stores Corporation.

      (v) "Stock Appreciation Rights" means the right pursuant to an award granted under Article VII herein to surrender to the Company all or a portion of a Stock Option in exchange for an amount, paid in cash or in Stock, equal to the difference between (i) the Fair Market Value, as of the date such Stock Option or such portion thereof is surrendered, of the shares of Stock covered by such Stock Option or such portion thereof, and (ii) the aggregate exercise price of such Stock Option or such portion thereof.

      (w) "Stock Option" means any right to purchase a specified number of shares of Stock at a fixed price which is granted pursuant to Article V herein and may be either an Incentive Stock Option or a Nonqualified Stock Option.

      (x) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

      (y) "Vested" means in connection with Stock Options and Stock Appreciation Rights that the time has been reached when the option to purchase stock first becomes exercisable and any accompanying appreciation right may be surrendered for payment.

ARTICLE II
Administration

    SECTION 2.1.  Authority and Duties of the Committee.

      (a) The Plan shall be administered by a Committee of not less than two Board members who shall be appointed by the Board of Directors and who shall serve at its pleasure. All of the members of the Committee shall be Non-Employee Directors and Outside Directors.

      (b) The Committee shall have the power and authority to grant to eligible employees, pursuant to the terms of the Plan, Stock Options with or without accompanying Stock Appreciation Rights. However, all such grants are subject to the terms and conditions of any contrary provision of an operative employment agreement between a Participant and the Company.

      (c) In particular, the Committee shall have the authority:

         (i) to select the officers and other key employees of the Company and any Subsidiaries to whom Stock Options and Stock Appreciation Rights may from time to time be granted hereunder;

        (ii) to determine whether and to what extent Stock Options and Stock Appreciation Rights are to be granted hereunder;

        (iii) to determine the number and class of shares to be covered by each such award granted hereunder, subject to the limit set forth in Section 5.2.(c) below;

        (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan and any operative employment agreement, of any award granted hereunder (including, but not limited to, any restriction on any Stock Option or other award and/or the shares of Stock relating thereto);

        (v) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the Participant;

        (vi) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable;

       (vii) to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and

       (viii) to otherwise supervise the administration of the Plan.

      (d) All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan Participants.

    SECTION 2.2.  Delegation of Authority.  The Committee may delegate its powers and duties under the Plan to the Chief Executive Officer of the Company, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion, provided, however, that the Committee shall not delegate its powers and duties under the Plan with regard to awards to the Company's executive officers and any other participants subject to Section 16 of the Exchange Act. In addition, the Committee may delegate to any other person or persons purely ministerial duties, and it may employ attorneys, consultants, accountants or other professional advisers.

ARTICLE III
Stock Subject to Plan

    SECTION 3.1.  Limitations.  The total number of shares of Stock reserved and available for distribution under the Plan shall be 19,340. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

    SECTION 3.2.  Options Not Exercised.  Subject to Section 7.2(d) herein regarding the payment of Stock Appreciation Rights, if any shares that have been optioned cease to be subject to option, then such shares shall again be available for distribution in connection with future awards under the Plan.

    SECTION 3.3.  Antidilution.  In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, split, reverse split, combination, reclassification or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding options granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

ARTICLE IV
Participants

    SECTION 4.1.  Eligibility.  Officers and other executive, managerial, professional, technical or administrative employees of the Company and any Subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of Company, but excluding members of the Committee and any person who serves only as a director of the Company or any Subsidiaries, are eligible to participate in this Plan by receiving, as a reward for past performance and as an incentive for future performance, grants of Stock Options, with or without accompanying Stock Appreciation Rights, under the Plan. The Participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, and the Committee shall also determine, in its sole discretion, the number and class of shares covered by each award to a Participant.

ARTICLE V
Grant of Stock Options

    SECTION 5.1.  Option Grant and Agreement.  Any Stock Option granted under the Plan shall be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written Stock Option Agreement dated as of the Date of Grant and executed by the Company and by the Participant.

    SECTION 5.2.  Terms and Conditions of Grants.  Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan and any operative employment agreement, as the Committee shall deem desirable:

      (a)  Option Price.  The option price per share of Stock purchasable under a Stock Option shall the Fair Market Value as of the Date of Grant.

      (b)  Option Term.  Any unexercised portion of a Stock Option granted hereunder shall expire at the end of the stated term of the Stock Option. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the Date of Grant. If a definite term is not specified by the Committee at the time of grant, then the term shall be deemed to be ten years.

      (c)  Option Amount.  No one participant may receive one or more new grants in any one calendar year covering in the aggregate more than 500,000 shares of Stock.

      (d)  Exercisability.  Stock Options, or portions thereof, shall first become exercisable at such time or times as determined by the Committee at or after grant, provided, however, that, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the option. If the Committee provides, in its discretion, that any Stock Option becomes vested only in installments, the Committee may waive such installment exercise provisions at any time. Notwithstanding the foregoing, any Stock Option granted under this Plan shall be exercisable in full, without regard to any installment exercise provisions, beginning sixty (60) days prior to the expected date of occurrence of any of the following events: (i) dissolution or liquidation of the Company, other than in conjunction with a bankruptcy of the Company or any other similar occurrence; (ii) any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be the surviving entity and the shareholders of the Company will not constitute a majority of the shareholders of the surviving entity; (iii) the transfer of substantially all of the assets of the Company where, immediately after such asset transfer, substantially all of the assets of the Company are held by persons who are not members of the Company's "affiliated group" as such term is defined in Section 1504 of the Code; or (iv) any person or group within the meaning of Section 13(d) of the Securities Exchange Act of 1934 shall become the beneficial owner, directly or indirectly, of 30% or more of the Company's outstanding common stock, and, in addition, any unvested portions of any Stock Option shall become immediately exercisable to the extent so provided in any employment agreement entered into between the holder of such Stock Option and the Company either before or after the date of such award.

      (e)  Method of Exercise.  Vested portions of any Stock Option may be exercised in whole or in part at any time during the option term by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by cash payment in full of the purchase price, along with any required tax withholding pursuant to Section 13.3, in any manner satisfactory to the Company. As determined by the Committee, in its sole discretion, before or after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee (based on the Fair Market Value of the Stock on the date the option is exercised) subject to any applicable tax and securities laws, regulations and rulings. No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends and other rights of a shareholder with respect to shares subject to a Stock Option only after the optionee has given written notice of exercise, has paid in full for such shares, and, otherwise met the requirements stated in Section 12.1 of the Plan.

      (f)  Form.  Unless the grant of a Stock Option hereunder is designated at the time of grant as an ISO, it shall be deemed to be an NQSO. Notwithstanding the foregoing, ISOs shall be subject to the terms and conditions stated in Article VI of the Plan.

    SECTION 5.3.  Termination of Grants Prior to Expiration.  Unless otherwise provided in any employment agreement entered into between the holder of such Stock Option and the Company either before or after the Date of Grant and subject to Article VI hereof with respect to ISOs, the following early termination provisions shall apply to all Stock Options:

      (a)  Termination by Death.  If an optionee's employment by the Company or its Subsidiaries terminates by reason of his or her death, the Stock Option, whether vested or not, may thereafter be immediately exercised by the legal representative of the optionee's estate, or by the legatee or heir of the optionee pursuant to a will or the laws of descent and distribution, but only for a period of three years (or such shorter period as the Committee shall specify at the time of grant) from the date of such death, or until the expiration of the stated term of the Stock Option, whichever period is the shorter.

      (b)  Termination by Reason of Disability.  If an optionee's employment by the Company or its Subsidiaries terminates by reason of his or her Disability, any Stock Option held by such optionee, whether vested or not, may thereafter be immediately exercised but only for a period of three years (or such shorter period as the Committee shall specify at the time of grant) from the date of such termination of employment, or until the expiration of the stated term of the Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such three-year period (or such shorter period as applicable), any unexercised Stock Option held by such optionee shall thereafter be exercisable by the legal representative of the optionee's estate, or by the legatee or heir of the optionee pursuant to a will or the laws of descent and distribution, for the greater of the remainder of the three-year period (or such shorter period as applicable) or for a period of twelve months from the date of such death, but in no event shall any portion of the Stock Option be exercisable after its stated expiration date.

      (c)  Termination by Reason of Retirement.  If an optionee's employment by the Company or its Subsidiaries terminates by reason of his or her Retirement, any Stock Option held by such optionee, whether vested or not, may thereafter be immediately exercised but only for a period of three years (or such shorter period as the Committee shall specify at the time of grant) from the date of such termination of employment, or until the expiration of the stated term of the Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such three-year period (or such shorter period as applicable), any unexercised Stock Option held by such optionee shall thereafter be exercisable by the legal representative of the optionee's estate, or by the legatee or heir of the optionee pursuant to a will or the laws of descent and distribution, for the greater of the remainder of the three-year period (or such shorter period as applicable) or for a period of twelve months from the date of such death, but in no event shall any portion of the Stock Option be exercisable after its stated expiration date.

      (d)  Other Termination.  Unless otherwise determined by the Committee, at or after the time of grant, if an optionee's employment by the Company or its Subsidiaries terminates, voluntarily or involuntarily, for any reason other than death, Disability or Retirement, any vested portion of the Stock Option at the time of such termination may be exercised by the optionee for a period of three months from the date of such termination or for the stated term of the Stock Option, whichever period is the shorter, and at the end of such time period the Stock Option shall terminate. No unvested portion of the Stock Option at the time of any such termination from employment shall thereafter become vested.

ARTICLE VI
Special Rules Applicable to Incentive Stock Options

    SECTION 6.1.  Ten Percent Stockholder.  Notwithstanding any other provision of this Plan to the contrary, no grantee may receive an ISO under the Plan if such grantee, at the time the award is granted, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of the Company's stock, unless (i) the option price for such ISO is at least 110 % of the Fair Market Value on the Date of Grant and (ii) such ISO is not exercisable on or after the fifth anniversary of the Date of Grant.

    SECTION 6.2.  Limitation on Grants.  The aggregate fair market value (deter-mined with respect to each ISO at the time such ISO is granted) of the shares of Stock with respect to which ISOs are exercisable for the first time by a grantee during any calendar year (under this Plan or any other plan adopted by the Company) shall not exceed $100,000.

    SECTION 6.3.  Non-transferability.  No ISO granted hereunder shall be transferable otherwise than by will or by the laws of descent and distribution.

    SECTION 6.4.  Termination of Employment.  No ISO may be exercisable more than three months following termination of employment for any reason (including retirement) other than death or disability, nor more than one year following termination of employment for the reason of disability.

    SECTION 6.5  Holding Period.  Stock acquired upon the exercise of an ISO must be held for a minimum period of two years from the Date of Grant and one year from the date of exercise, otherwise the disposition shall constitute a taxable "disqualifying disposition."

    SECTION 6.6.  Subject to Code Amendments.  The foregoing limitations are designed to comply with the requirements of Section 422 of the Code and shall be automatically amended or modified to comply with amendments or modifications to Section 422 or any successor provisions. Any ISO which fails to comply with Section 422 of the Code shall be treated as a NQSO.

ARTICLE VII
Stock Appreciation Rights

    SECTION 7.1.  Grant and Exercise.

      (a) Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan, either at the same time or after the grant of said Stock Option.

      (b) A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

      (c) A Stock Appreciation Right may be exercised by an optionee by surrendering the applicable portion of the related Stock Option. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 7.2(b) below. However, the Participant shall be responsible for the payment of any required tax withholding as provided in Section 13.3 herein.

    SECTION 7.2.  Terms and Conditions.  Stock Appreciation Rights shall be subject to the following terms and conditions:

      (a) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be vested and exercisable in accordance with the provisions of Article V herein; provided, however, that during any time that the Company's Stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934, no Stock Appreciation Right granted subsequent to the grant of the related Stock Option shall be exercisable during the first six months of its term;

      (b) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right in its sole discretion to determine the form of payment;

      (c) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Article V herein;

      (d) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3.1 of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued or issuable under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time; and

      (e) Such other terms and conditions, not inconsistent with the provisions of the Plan and any operative employment agreement, as shall be determined from time to time by the Committee.

ARTICLE VIII
Transfers and Leaves of Absence

    SECTION 8.1  Transfer of Participant.  For purposes of the Plan, the transfer of a Participant among the Company and its Subsidiaries shall not be deemed a termination of employment.

    SECTION 8.2.  Effect of Leaves of Absence.  For purposes of the Plan, the following leaves of absences shall not be deemed a termination of employment:

      (a) a leave of absence, approved in writing by the Company, for military service or sickness, or for any other purpose approved by the Company, if the period of such leave does not exceed ninety (90) days; and

      (b) a leave of absence in excess of ninety (90) days, approved in writing by the Committee, but only if the employee's right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any such leave of absence, the employee returns to work within 30 days after the end of such leave.

ARTICLE IX
Transferability of Awards

    SECTION 9.1.  Grants Deemed Non-transferable.  The Committee may determine, at or after the time of grant, that NQSOs and SARs are transferable to members of the grantee's immediate family. If not specified at the time of grant, the grant will be deemed to be non-transferable. Stock Options and SARs which are non-transferable may be exercised only by the grantee and may not be transferred other than by will or by the laws of descent and distribution or pursuant to a QUADRO. Non-transferable awards are exercisable during a participant's lifetime only by the participant or, as permitted by applicable law, the participant's guardian or other legal representative. Other than a transfer to an immediate family member, if permitted, no award may be assigned, pledged, hypothecated or otherwise alienated or encumbered (whether by operation of law or otherwise) and any attempt to do so shall be null and void.

ARTICLE X
Amendment and Discontinuation

    SECTION 10.1.  Amendment or Discontinuation of the Plan.  The Board of Directors may amend, alter, or discontinue the Plan at any time, but no amendment, alteration, or discontinuance shall be made which would impair the rights of a Participant under any Stock Option theretofore granted, without the Participant's express consent thereto, or which without the approval of the stockholders of the Company would:

      (a) except as expressly provided in this Plan, materially increase the total number of shares reserved for the purpose of the Plan;

      (b) change the class of employees eligible to participate in the Plan, as stated in Article IV herein;

      (c) extend the maximum option period under Section 5.2 (b) of the Plan; or

      (d) materially increase benefits accruing to participants.

    SECTION 10.2.  Amendment of Grants.  The Committee may amend the terms of any Stock Option theretofore granted, prospectively or retroactively, but, subject to Section 3.3 herein, no such amendment shall impair the rights of any holder without his or her consent. The Committee may also substitute new Stock Options for previously granted Stock Options, including previously granted Stock Options having higher option prices.

ARTICLE XI
Unfunded Status of the Plan

    SECTION 11.1.  Unfunded Status.  The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan with respect to awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

ARTICLE XII
Stock Certificates

    SECTION 12.1.  Delivery of Stock Certificates.  The Company shall not be required to issue or deliver any certificates for shares of Stock purchased upon the exercise of any Vested Stock Option, or portion thereof, granted hereunder prior to the fulfillment of all of the following conditions:

      (a) Payment in full for the shares and for any required tax withholding as provided in Sections 5.2(d) and 13.3 of the Plan;

      (b) The completion of any registration or other qualification of such shares under any federal or state laws or under the rulings or regulations of the SEC or any other regulating body which the Committee in its sole discretion shall deem necessary or advisable;

      (c) The admission of such shares to listing on all stock exchanges on which the Stock is so listed;

      (d) In the event the Stock is not registered under the Securities Act of 1933, qualification of the exercise of the Stock Option as a private placement under said Act; and

      (e) The obtaining of any approval or other clearance from any federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable.

    SECTION 12.2.  Applicable Restrictions on Stock.

      (a) Shares of Stock purchased upon the exercise of any Stock Option, or portion thereof, may be subject to such stock transfer orders and other restrictions as the Committee may determine necessary or advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law.

      (b) Said shares of Stock shall include any restrictive legends the Committee may deem appropriate to include.

ARTICLE XIII
General Provisions

    SECTION 13.1.  No Implied Right to Employment.  The adoption of this Plan shall not confer upon any employee of the Company or its Subsidiaries any right to continued employment, nor shall it interfere in any way with the right of the Company or its Subsidiaries to terminate the employment of any of its employees at any time.

    SECTION 13.2.  Other Compensation Plans.  Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

    SECTION 13.3.  Tax Withholding.  Each Participant shall, no later than the date as of which the value of a Stock Option or Stock Appreciation Right first becomes includible in the gross income of the Participant for income tax purposes, pay to the Company, or make arrangements satisfactory to the

Company, regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the award. If approved by the Committee, such arrangements may include, (i) authorizing the Company to retain from the number of shares of Stock that would otherwise be deliverable to the Participant, or (ii) delivering to the Company from shares of unrestricted Stock already owned by the Participant, that number of shares having an aggregate Fair Market Value equal to the tax payable by the Participant, subject to any applicable tax and securities laws, regulations and rulings. The obligations of the Company under the Plan shall be conditional on such payment, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to a Participant.

    SECTION 13.4.  Successors.  All obligations of the Company with respect to awards granted under the Plan shall be binding on any successor to the Company, whether as a result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.

    SECTION 13.5.  Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

    SECTION 13.6.  Governing Law.  To the extent not preempted by federal law, the Plan and all award agreements pursuant thereto shall be construed in accordance with and governed by the laws of the State of Minnesota.

ARTICLE XIV
Effective Date of the Plan

    SECTION 14.1.  Plan Adoption.  This Plan was adopted by the Board of Directors of Musicland on January 31, 1994, subject to shareholder approval which occurred on May 10, 1994. The effective date of the Plan is January 31, 1994.

ARTICLE XV
Term of the Plan

    SECTION 15.1.  Ten-Year Term.  No further Stock Option or Stock Appreciation Right shall be granted pursuant to the Plan after the Effective Time, but awards theretofore granted may extend beyond that date.

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THE ASSUMED MUSICLAND 1994 EMPLOYEE STOCK OPTION PLAN OF BEST BUY CO., INC.
ARTICLE I General Purpose of Plan; Definitions
ARTICLE II Administration
ARTICLE III Stock Subject to Plan
ARTICLE IV Participants
ARTICLE V Grant of Stock Options
ARTICLE VI Special Rules Applicable to Incentive Stock Options
ARTICLE VII Stock Appreciation Rights
ARTICLE VIII Transfers and Leaves of Absence
ARTICLE IX Transferability of Awards
ARTICLE X Amendment and Discontinuation
ARTICLE XI Unfunded Status of the Plan
ARTICLE XII Stock Certificates
ARTICLE XIII General Provisions
ARTICLE XIV Effective Date of the Plan
ARTICLE XV Term of the Plan